Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Novo Integrated Sciences, Inc. of our report dated December 9, 2020, relating to the consolidated financial statements, which appears in Novo Integrated Sciences, Inc.’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on December 9, 2020.

/s/ SRCO Professional Corporation

Richmond Hill, Ontario, Canada February 19, 2021	CHARTERED PROFESSIONAL ACCOUNTANTS Authorized to practice public accounting by the Chartered Professional Accountants of Ontario